EXHIBIT 10.4

AMENDMENT NO. 1
TO
STOCK OPTION AGREEMENT
This Amendment (“Amendment”), dated as of September 12th, 2016, is made by and between Toys “R” Us, Inc. (the “Company”) and Michael J. Short (the “Optionee”).
WHEREAS, the Company and the Optionee are parties to a performance and time based stock option agreement, dated as of October 10, 2014 (the “Stock Option Agreement”); and
WHEREAS, the Company and the Optionee desire to amend the Stock Option Agreement to amend the vesting conditions as set forth in this Amendment.
NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Company and the Optionee hereby agree as follows:
1.Amendment to Title. The title of the Stock Option Agreement shall, as of the date of this Amendment, be amended by deleting it in its entirety and replacing it with the following new title:
“NONQUALIFIED STOCK OPTION AGREEMENT OF TOYS “R” US, INC.”
2.    Amendment to Section 2. Section 2 of the Stock Option Agreement shall, as of the date of this Amendment, be amended by deleting it in its entirety and replacing it with the following new Section 2:
2. Vesting. The Option shall be subject to service vesting conditions, and will be deemed fully vested and exercisable when the service conditions have been met in accordance with this Section 2.
(a) Service Condition. The vesting condition will be met as follows, depending on Optionee’s continued employment with the Company or any Affiliate as of the applicable date:

•	50% shall vest and thereby become exercisable on the second anniversary of the Grant Date;

•	25% shall vest and thereby become exercisable on the third anniversary of the Grant Date; and

•	the remaining 25% shall vest and thereby become exercisable on the fourth anniversary of the Grant Date.

(b) Designation. At any time, the portion of the Option that has become vested and exercisable as described above (or pursuant to Section 3(a) or (c) below) is hereinafter referred to as the “Vested Portion.” At any time, the portion of the Option that has not become vested and exercisable is hereinafter referred to as the “Unvested Portion.”
3.    Amendment to Section 3(a). Section 3(a) of the Stock Option Agreement shall, as of the date of this Amendment, be amended by deleting it in its entirety and replacing it with the following new Section 3(a):

“(a)     Termination of Employment Due to Death, Disability or Retirement. If Optionee’s employment with the Company and the Affiliates is terminated due to death, Disability or Retirement, the vesting condition shall be deemed to have been satisfied in full. The Option shall remain exercisable for the period set forth in Section 4(a).”
4.    Amendment to Section 3(c). Section 3(c) of the Stock Option Agreement shall, as of the date of this Amendment, be amended by deleting it in its entirety and replacing it with the following new Section 3(c).
“(c) Change in Control. Upon the occurrence of a Change in Control, the vesting condition shall be deemed to have been satisfied in full.”
5.    Counterparts. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state.
7.    Entire Agreement. The Stock Option Agreement (as amended by this Amendment), dated as of October 10, 2014, contains the entire agreement between the parties concerning the option to purchase common stock of the Company granted to the Optionee on October 10, 2014, and supersede all prior agreements, written or oral, between the parties with respect thereto.
8.    Ratification. All other provisions of the Stock Option Agreement remain unchanged and are hereby ratified by the Company and the Optionee.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

TOYS “R” US, INC.

By:
/s/ Timothy Grace
Name: Timothy Grace
Title: EVP, Global Chief Talent Officer

OPTIONEE

By:
/s/ Michael J. Short
Michael J. Short

[Signature Page to Stock Option Agreement Amendment]